                                                                    Exhibit 99.1

FOR RELEASE:  Immediately

Contact:
Richard K. Arter                    Investor Relations           941-362-1200
Richard J. Dobbyn                   Chief Financial Officer      941-362-1200

       Sun Hydraulics Announces Third Quarter Earnings Per Share of $0.02

SARASOTA, FLA, November 7, 2001 - Sun Hydraulics Corporation (NASDAQ: SNHY) today announced that net income was $0.2 million for the quarter ended September 29, 2001. This compares with net income of $0.4 million last quarter and $1.0 million for the quarter ended September 30, 2000. Net sales for the quarter ended September 29, 2001, were $15.1 million, a decrease of 13.8% from last quarter and 24.9% from the same quarter last year. Basic and diluted earnings per share were $0.02 for the third quarter of 2001, compared to $0.16 for the same period last year.

"Orders for the third quarter decreased 11% from the second quarter," said Sun Hydraulics President Allen Carlson. "Domestic orders continued to decline, but at a lesser rate, only 5% from last quarter. International orders weakened further, down 17%.

"The 14% sales decrease from last quarter was worse than we had anticipated, but the profit generated on this level of sales reflected a great team effort," Carlson continued. "Over the past two quarters, controllable manufacturing costs have been reduced in proportion to the decreases in sales and we have reduced our discretionary spending where possible. Next quarter looks like another challenge and based on current order rates, net sales could be in the $13 million range with a net loss of between $0.5 to $0.7 million. For the year, we expect net income to be $0.9 to $1.1 million.

"The Company's cash balance has increased $1.5 million since the beginning of the year, while debt has been reduced $0.8 million and dividends of $0.8 million have been paid to shareholders," added Carlson. "Sun's cash flow and financing capability ensure that it will remain financially strong through a protracted economic downturn.

"We continue to emphasize investments in product engineering, enhanced customer service, and marketing programs," Carlson stated. "We have kept our experienced work force intact and have not made any cost reductions that will compromise performance in the long run or hinder our ability to respond rapidly to an upturn in business.

"We believe that the basic fundamentals for an economic recovery are still in place and that during the extensive decline in the manufacturing sector Sun has improved its strength in the world marketplace," Carlson concluded.

Sun Hydraulics Corporation will broadcast its 3rd quarter 2001 financial results conference call with analysts live over the Internet at 2:30 P.M. E.S.T., today, November 7, 2001. To listen, go to http://investor.sunhydraulics.com/ medialist.cfm.

Sun Hydraulics Corporation is a leading designer and manufacturer of high performance screw-in hydraulic cartridge valves and manifolds for worldwide industrial and mobile markets. For more information about Sun, please visit our website at www.sunhydraulics.com.

FORWARD-LOOKING INFORMATION

Certain oral statements made by management from time to time and certain statements contained herein that are not historical facts are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934 and, because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements, including those in Management's Discussion and Analysis of Financial Condition and Results of Operations are statements regarding the intent, belief or current expectations, estimates or projections of the Company, its Directors or its Officers about the Company and the industry in which it operates, and assumptions made by management, and include among other items, (i) the Company's strategies regarding growth, including its intention to develop new products; (ii) the Company's financing plans; (iii) trends affecting the Company's financial condition or results of operations; (iv) the Company's ability to continue to control costs and to meet its liquidity and other financing needs; (v) the declaration and payment of dividends; and (vi) the Company's ability to respond to changes in customer demand domestically and internationally, including as a result of standardization. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that the anticipated results will occur.

Important factors that could cause the actual results to differ materially from those in the forward-looking statements include, among other items, (i) the economic cyclicality of the capital goods industry in general and the hydraulic valve and manifold industry in particular, which directly affect customer orders, lead times and sales volume; (ii) conditions in the capital markets, including the interest rate environment and the availability of capital; (iii) changes in the competitive marketplace that could affect the Company's revenue and/or cost bases, such as increased competition, lack of qualified engineering, marketing, management or other personnel, and increased labor and raw materials costs; (iv) changes in technology or customer requirements, such as standardization of the cavity into which screw-in cartridge valves must fit, which could render the Company's products or technologies noncompetitive or obsolete; (v) new product introductions, product sales mix and the geographic mix of sales nationally and internationally; and (vi) changes relating to the Company's international sales, including changes in regulatory requirements or tariffs, trade or currency restrictions, fluctuations in exchange rates, and tax and collection issues. Further information relating to factors that could cause actual results to differ from those anticipated is included but not limited to information under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Form 10-Q for the quarter ended September 29, 2001, and under the heading "Business" and particularly under the subheading, "Business Risk Factors" in the Company's Form 10-K for the year ended December 30, 2000. The Company disclaims any intention or obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

SUN HYDRAULICS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                 THREE MONTHS ENDED
                                                       SEPTEMBER 29, 2001   SEPTEMBER 30, 2000
                                                       ------------------   ------------------
                                                           (UNAUDITED)          (UNAUDITED)
NET SALES                                                 $ 15,119                $19,973

Cost of sales                                               11,849                 14,465
                                                          --------                -------

GROSS PROFIT                                                 3,270                  5,508

Selling, engineering and
  administrative expenses                                    2,975                  3,621
                                                          --------                -------

OPERATING INCOME                                               295                  1,887

Interest expense                                               218                    293
Miscellaneous expense (income)                                (125)                    44
                                                          --------                -------

INCOME BEFORE INCOME TAXES                                     202                  1,550

Income tax provision                                            51                    528
                                                          --------                -------

NET INCOME                                                $    151                $ 1,022
                                                          ========                =======

BASIC NET INCOME PER COMMON SHARE                         $   0.02                $  0.16

WEIGHTED AVERAGE SHARES OUTSTANDING                          6,408                  6,385

DILUTED NET INCOME PER COMMON SHARE                       $   0.02                $  0.16

WEIGHTED AVERAGE DILUTED SHARES OUTSTANDING                  6,564                  6,540

The accompanying Notes to the Consolidated Financial Statements are an integral part of these financial statements.

SUN HYDRAULICS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                              NINE MONTHS ENDED
                                                     SEPTEMBER 29, 2001    SEPTEMBER 30, 2000
                                                     ------------------    ------------------
                                                        (UNAUDITED)           (UNAUDITED)

NET SALES                                                 $ 51,623                $61,938

Cost of sales                                               38,807                 45,127
                                                          --------                -------

GROSS PROFIT                                                12,816                 16,811

Selling, engineering and
  administrative expenses                                    9,807                 10,831
                                                          --------                -------

OPERATING INCOME                                             3,009                  5,980

Interest expense                                               675                    896
Miscellaneous expense (income)                                 (74)                   184
                                                          --------                -------

INCOME BEFORE INCOME TAXES                                   2,408                  4,900

Income Tax Provision                                           795                  1,645
                                                          --------                -------

NET INCOME                                                $  1,613                $ 3,255
                                                          ========                =======

BASIC NET INCOME PER COMMON SHARE                         $   0.25                $  0.51

WEIGHTED AVERAGE SHARES OUTSTANDING                          6,392                  6,385

DILUTED NET INCOME PER COMMON SHARE                       $   0.25                $  0.50

WEIGHTED AVERAGE DILUTED SHARES OUTSTANDING                  6,547                  6,539

The accompanying Notes to the Consolidated Financial Statements are an integral part of these financial statements.

SUN HYDRAULICS CORPORATION
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

                                                     SEPTEMBER 29, 2001       DECEMBER 30, 2000
                                                     ------------------       -----------------
                                                        (UNAUDITED)
ASSETS
 Current assets:
      Cash and cash equivalents                           $  4,167                $ 2,698
      Accounts receivable, net of allowance for
        doubtful accounts of $190 and $163                   5,858                  6,112
      Inventories                                            8,681                  9,033
      Taxes receivable                                         468                     --
      Other current assets                                     413                    536
                                                          --------                -------
      Total current assets                                  19,587                 18,379

 Property, plant and equipment, net                         43,743                 44,984
 Other assets                                                  948                  1,011
                                                          --------                -------
     TOTAL ASSETS                                         $ 64,278                $64,374
                                                          ========                =======
LIABILITIES AND SHAREHOLDERS' EQUITY
 Current liabilities:
      Accounts payable                                    $  1,543                $ 1,787
      Accrued expenses and other liabilities                 2,051                  1,585
      Long-term debt due within one year                     1,922                  1,779
      Dividends payable                                        256                    255
      Taxes payable                                             --                    315
                                                          --------                -------
      Total current liabilities                              5,772                  5,721

 Long-term debt due after one year                           9,253                 10,233
 Deferred income taxes                                       4,103                  4,106
 Other noncurrent liabilities                                  440                    478
                                                          --------                -------
      Total liabilities                                     19,568                 20,538

 Shareholders' equity:
      Preferred stock                                           --                     --
      Common stock                                               6                      6
      Capital in excess of par value                        24,486                 24,486
      Retained earnings                                     19,920                 19,073
      Accumulated other comprehensive income                   298                    271
                                                          --------                -------
      Total shareholders' equity                            44,710                 43,836

     TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY           $ 64,278                $64,374
                                                          ========                =======

The accompanying Notes to the Consolidated Financial Statements are an integral part of these financial statements.


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